                                                                EXHIBIT 10(c)
                                                            EXECUTION VERSION

                             SECURITY AGREEMENT

                  SECURITY AGREEMENT, dated October 8, 2003, made by each of the Grantors referred to below, in favor of Ableco Finance LLC, a Delaware limited liability company, in its capacity as collateral agent for the Agents and the Lenders (as such terms are defined below) party to the Financing Agreement referred to below (in such capacity, together with any successors and assigns, if any, the "Collateral Agent").
                                     ----------------

                            W I T N E S S E T H:
                            - - - - - - - - - -

                  WHEREAS, Solutia Inc., a Delaware corporation (the "Parent"), Solutia Business Enterprises, Inc., a New York corporation
 ------
("Solutia Business", and together with the Parent, each a "Borrower" and
  ----------------                                         --------
collectively, the "Borrowers"), each subsidiary of the Parent listed as a
                   ---------
"Guarantor" on the signature pages thereto (each a "Guarantor" and
                                                    ---------
collectively, the "Guarantors", and, together with the Borrowers, each a
                   ----------
"Grantor" and collectively, the "Grantors"), the lenders from time to time
 -------                         --------
party thereto (each a "Lender" and collectively, the "Lenders"), the
                       ------                         -------
Collateral Agent, Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (in such capacity, together with any successors and assigns, if any, the "Administrative Agent"), and Congress
                                     --------------------
Financial Corporation (Central), an Illinois corporation, as documentation agent for the Lenders (in such capacity, together with any successors and assigns, if any, the "Documentation Agent", and together with the Collateral
                      -------------------
Agent and the Administrative Agent, each an "Agent" and collectively, the
                                             -----
"Agents") are parties to a Financing Agreement, dated as of October 8, 2003
 ------
(such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement");
                                -------------------

                  WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain revolving loans, which will include a subfacility for the issuance of letters of credit (each a "Loan" and
                                                           ----
collectively, the "Loans"), to the Borrowers;
                   -----

                  WHEREAS, it is a condition precedent to the Lenders making any Loan or making any other financial accommodation to the Borrowers pursuant to the Financing Agreement that each Grantor shall have executed and delivered to the Collateral Agent a security agreement providing for the grant to the Collateral Agent for the benefit of the Agents and the Lenders of a security interest in all personal property of such Grantor (other than Fixtures attached to a "Principal Property" (as defined in the 1997 Indenture and the Euro Indenture));

                  WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

                  WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

                  NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans, the Letter of Credit


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

Accommodations and other financial accommodations to the Borrowers pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Agents and the Lenders, as follows:

                  SECTION 1. Definitions.
                             -----------

                  (a) Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall
                  ----
have the same meanings herein as set forth therein; provided that terms used
                                                    --------
herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

                  (b) The following terms shall have the respective meanings provided for in the Code: "Accounts", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", and "Supporting Obligations".

                  (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Copyright Licenses" means all licenses, contracts or
                   ------------------
other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

                  "Copyrights" means all domestic and foreign copyrights,
                   ----------
whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

                  "Intellectual Property" means the Copyrights, Trademarks
                   ---------------------
and Patents.

                  "Licenses" means the Copyright Licenses, the Trademark
                   --------
Licenses and the Patent Licenses.

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

                  "Material Licenses" means all Licenses (a) relating to (i)
                   -----------------
Registered Patents, (ii) trademarks, service marks and other indicia of origin, whether Registered or not, (iii) copyrights, whether Registered or not, and (iv) trade secrets and know-how, and (b) having a value in excess of $1,000,000, or involving aggregate consideration payable by or to any Grantor in excess of $1,000,000.

                  "Patent Licenses" means all licenses, contracts or other
                   ---------------
agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

                  "Patents" means all domestic and foreign letters patent,
                   -------
design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

                  "Registered" means, issued, registered or the subject of a
                   ----------
pending application, in each case with the United States Patent and Trademark Office, the United States Copyright Office, or any other comparable office in any other jurisdiction.

                  "Trademark Licenses" means all licenses, contracts or
                   ------------------
other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

                  "Trademarks" means all domestic and foreign trademarks,
                   ----------
service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks.

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

                  SECTION 2. Grant of Security Interest. As collateral
                             --------------------------
security for all of the Obligations (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in, all personal property of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, the following:
      ----------

                  (a) all Accounts;

                  (b) all Chattel Paper (whether tangible or electronic);

                  (c) the Commercial Tort Claims specified on Schedule VI hereto;

                  (d) all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of any Agent or any Lender or any affiliate, representative, agent or correspondent of any Agent or any Lender;

                  (e) all Documents;

                  (f) all Equipment;

                  (g) all Fixtures;

                  (h) all General Intangibles (including, without limitation, all Payment Intangibles);

                  (i) all Goods;

                  (j) all Instruments (including, without limitation, Promissory Notes);

                  (k) all Inventory;

                  (l) all Investment Property;

                  (m) all Copyrights, Patents and Trademarks, and all Licenses;

                  (n) all Letter-of-Credit Rights;

                  (o) all Supporting Obligations;

                  (p) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this
Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence,

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

files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs owned by such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

                  (q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The maximum aggregate principal amount of Obligations that constitutes "Debt" (as defined in the 1997 Indenture or the Euro Indenture) that shall be secured by (i) the "Principal Properties" (as defined in the 1997 Indenture or the Euro Indenture) or any portion of the "Principal Properties" (collectively, the "Principal Properties and Related Collateral") and/or (ii) the Restricted Pledged Collateral (as defined in the Pledge Agreement) shall not exceed the Senior Lien Limit then in effect minus $1,000, provided that so long as the aggregate principal amount of the
              --------
Obligations exceeds the aggregate principal amount of the Obligations constituting such "Debt" secured by the Principal Properties and Related Collateral and/or the Restricted Pledged Collateral, no payment on account of the Obligations constituting such "Debt" shall be deemed to be applied against or to reduce the amount of the Obligations constituting such "Debt" secured by the Principal Properties and Related Collateral and/or the Restricted Pledged Collateral, but shall instead, be deemed to be applied against only such portion of the Obligations constituting such "Debt" in excess of the amount of such Obligations that is secured by the Collateral that is the Principal Properties and Related Collateral and/or the Restricted Pledged Collateral.

                  SECTION 3. Security for Obligations. The security interest
                             ------------------------
created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):
               -----------

                  (a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it to the Agents and the Lenders in respect of the Financing Agreement and the other Loan Documents, including, without limitation, (i) all principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding),
(ii) all Letter of Credit Obligations, (iii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Financing Agreement or under any other Guaranty to which it is a party, including all obligations guaranteed by such Grantor and (iv) all fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document; and

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

                  (b) the due performance and observance by each Grantor of all of its other obligations owing to the Agents and the Lenders and from time to time existing in respect of the Loan Documents.

                  SECTION 4. Representations and Warranties. Each Grantor
                             ------------------------------
jointly and severally represents and warrants as follows:

                  (a) Schedule I hereto sets forth (i) the exact legal name of each Grantor and (ii) the organizational identification number of each Grantor or states that no such organizational identification number exists.

                  (b) Each Grantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or jurisdiction of its organization as set forth on Schedule I hereto, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except to the extent that the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  (c) The execution, delivery and performance by each Grantor of this Agreement and each other Loan Document to which such Grantor is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting such Grantor or any of its properties (including, without limitation, the 2009 Note Indenture, the 1997 Indenture or the Euro Indenture), (iii) do not and will not result in or require the creation of any Lien (other than the pursuant to any Loan Document and the 2009 Note Indenture) upon or with respect to any of its material properties and (iv) do not and will not result in any material default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

                  (d) This Agreement is, and each other Loan Document to which any Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

                  (e) There is no pending or, to the best knowledge of any Grantor, threatened action, suit, proceeding or claim affecting any Grantor or its properties, before any Governmental Authority or any arbitrator, or any order, judgment or award by any Governmental Authority or arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

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

                  (f) All Federal and foreign and all material state and local tax returns and other material reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees' wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                  (g) All Equipment, Fixtures, Goods and Inventory now existing are, and all Equipment, Fixtures, Goods and Inventory hereafter existing will be, located and/or based at the addresses specified therefor in
Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.

                  (h) Each Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Material Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof. Each License now existing is, and each other License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. As of the Effective Date, no default under any Material License (or to the best knowledge of each Grantor, under any other License) by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party that could reasonably be expected to be successful.

                  (i) The Grantors own and control, or otherwise possess adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct their business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of (i) all Registered Intellectual Property and all applications therefor and (ii) all Material Licenses, in each case owned or used by each Grantor as of the date hereof. All such Registered Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part except for any Registered Intellectual Property that is not material to the business of any Grantor or any line of business of any Grantor. Except as set forth on Schedule II, no such Registered Intellectual Property is the

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

subject of any licensing or franchising agreement. Except as set forth on
Schedule II, no Grantor has any knowledge of any conflict with the rights of others to any Intellectual Property, and, to the best knowledge of each Grantor, no Grantor is now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by any Grantor. Except as set forth on Schedule II, no Grantor has received any written notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

                  (j) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for (i) the Lien created by this Agreement and (ii) the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (B) such as may have been filed to perfect or protect any Permitted Lien.

                  (k) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any applicable law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties (including, without limitation, the 2009 Note Indenture, the 1997 Indenture or the Euro Indenture) and will not result in, or require the creation of, any Lien upon or with respect to any of its material properties.

                  (l) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements as described in Schedule V hereto, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to the Intellectual Property and Licenses, (D) with respect to the perfection of the security interest created hereby in motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a certificate of title or ownership (collectively, the "Motor
                                                                    -----
Vehicles"), for the submission of an appropriate application requesting that
--------
the Lien of the Collateral Agent be noted on the certificate of title or ownership, completed and authenticated by the applicable Grantor, together with the certificate of title, with respect to each Motor Vehicle, to the appropriate state agency, (E) with respect to any action that may be necessary to obtain control of Collateral described in Sections 5(i) and 5(k) hereof, the taking of such actions and (F) the taking possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral.

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

                  (m) This Agreement creates in favor of the Collateral Agent for the benefit of the Agents and the Lenders a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Collateral Agent's having possession of all Instruments, Documents and Chattel Paper and cash constituting Collateral and obtaining control of all Collateral described in Sections 5(i) and 5(k) hereof from time to time, the recording of the appropriate Assignment for Security executed pursuant hereto in the United States Patent and Trademark Office and the United
States Copyright Office, as applicable, the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the certificate of title or ownership, completed and authenticated by the applicable Grantor, together with the certificate of title or ownership, with respect to such Motor Vehicles, to the applicable state agency, and the filing of the financing statements and the other filings and recordings, as applicable, described in Schedule V hereto and, with respect to the Intellectual Property hereafter existing and not covered by an appropriate Assignment for Security, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to the Permitted Liens that, as a matter of law, would be prior to Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, and the recording or filing of such instruments of assignment described above. Such recordings and filings and all other actions necessary or desirable to perfect and protect such security interest have been duly taken, except for
(i) the Collateral Agent's having possession of Instruments, Documents and Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Collateral Agent obtaining control of any Collateral described in Sections 5(i) and 5(k) of this Agreement after the date hereof and (iii) the other filings, recordations and actions described in Section 4(l) hereof.

                  (n) As of the date hereof, no Grantor holds any Commercial Tort Claims, except for such claims described in Schedule VI.

                  (o) The partnership interests or membership interests of each Grantor in each of its Subsidiaries that is a partnership or a limited liability company are not (i) dealt in or traded on securities exchanges or in securities markets, (ii) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code and
(iv) evidenced by a certificate. Such partnership interests or membership interests constitute General Intangibles.

                  SECTION 5. Covenants as to the Collateral. So long as any
                             ------------------------------
of the Obligations shall remain outstanding (other than indemnification obligations for which no claim has been asserted) and the Total Revolving Credit Commitments shall not have expired or terminated, unless the Collateral Agent shall otherwise consent in writing:

                  (a) Further Assurances. Each Grantor will at its expense,
                      ------------------
at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to
(i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including,

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

without limitation: (A) at the request of the Collateral Agent during the continuance of an Event of Default, marking conspicuously all Chattel Paper, Licenses and all of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) at the request of the Collateral Agent, if any Account shall be evidenced by Promissory Notes or other Instruments or Chattel Paper in an aggregate face amount exceeding $100,000, delivering and pledging to the Collateral Agent hereunder such Promissory Notes, Instruments or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, use commercially reasonable efforts to obtain a Landlord Waiver or Bailee Letter in accordance with the terms of the Financing Agreement, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly (but in any event within 10 Business Days) notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) at the request of the Collateral Agent after reasonable prior written notice (but in any event not less than thirty (30) days' prior written notice), upon the acquisition after the date hereof by any Grantor of any Motor Vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest permitted by Section 7.02(a) of the Financing Agreement), promptly notifying the Collateral Agent of such acquisition, setting forth a description of the Motor Vehicle or other Equipment acquired and a good faith estimate of the current value of such Motor Vehicle or Equipment, and if so requested by the Collateral Agent, promptly causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent, and (H) taking all actions required by applicable law, or by other law as applicable in any foreign jurisdiction.

                  (b) Location of Equipment and Inventory. Each Grantor will
                      ------------------------------------
keep the Equipment and Inventory (other than used Equipment and Inventory sold in the ordinary course of business in accordance with Section 5(g) hereof) at one or more of the locations specified therefor in Section 4(g) hereof or at such other locations in the continental United States, as the Grantors may elect, provided that, the Grantors give the Collateral Agent
                    --------
not less than 10 Business Days' prior written notice of any such change in location of such Equipment and Inventory with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location), and, in the case of relocation of Equipment for purposes of repair in the ordinary course of business, prompt (but in any event no more than 5 Business Days) written notice after such relocation of Equipment with a book value in excess of $5,000,000 (when aggregated with all other Collateral at the same location), in each case, other than to locations set forth on
Schedule III, and accompanied by a new Schedule III hereto indicating each new

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

location of such Equipment and Inventory, and provided further that (i) all
                                              --------
action has been taken to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory (subject only to Permitted Liens that, as a matter of law, would be prior to Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders), and
(ii) the Collateral Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.

                  (c) Condition of Equipment. Each Grantor will maintain or
                      ----------------------
cause the Equipment which is necessary or used in the proper conduct of its business to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Each Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any loss or damage in excess of $1,000,000 to any such Equipment.

                  (d) Taxes, Etc. Each Grantor jointly and severally agrees
                      ----------
to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Financing Agreement.

                  (e) Insurance.
                      ---------

                      (i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to all of its properties, including, without limitation, its Equipment and Inventory and all real properties leased or owned by it in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. Each policy for liability insurance shall provide for all losses to be paid to the Collateral Agent as its interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. In addition, each such policy shall (A) name each Grantor and the Collateral Agent (and such other Persons as the Collateral Agent may designate from time to time) as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent or such other Person) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days' prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

                      (ii) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by a Grantor pursuant to this Section 5(e) shall be paid to the Collateral Agent, such Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 5(e) shall, to the extent that such proceeds have been paid to the Collateral Agent, be paid by the Collateral Agent to such Grantor as reimbursement for the costs of such repairs or replacements.

                      (iii) Upon the occurrence and during the continuance of an Event of Default or upon any insurance payment in respect of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

                  (f) Provisions Concerning the Accounts and the Licenses.
                      ---------------------------------------------------

                      (i) No Grantor shall, without the prior written consent of the Collateral Agent, change (A) such Grantor's name, identity or organizational structure or (B) its jurisdiction of incorporation as set forth in Section 4(b) hereto. Each Grantor shall (x) promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and
(y) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent pursuant to the terms of the Financing Agreement to inspect and make abstracts from such Records and Chattel Paper.

                      (ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Collateral Agent's direction, will) take such action as such Grantor (or, if applicable, the Collateral Agent) may deem reasonably necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent
                             --------  -------
shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a written notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such

Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) credited to the Loan Account so long as no Event of Default shall have occurred and be continuing or (ii) if an Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

                      (iii) Upon the occurrence and during the continuance of any material breach or default under any Material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Collateral Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Collateral Agent and at such Grantor's expense, take such action as the Collateral Agent may deem necessary or advisable in respect thereof.

                      (iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any Material License purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

                      (v) Each Grantor will exercise promptly and diligently all material rights which it may have under each License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each License and will take all action necessary to maintain the Licenses in full force and effect, in each case to the extent such Grantor deems (in the exercise of its reasonable business judgment) such exercise or action to be in its best interests. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any Material License.

                  (g) Transfers and Other Liens.
                      -------------------------

                      (i)   Except to the extent expressly permitted by
Section 7.02(c) of the Financing Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

                      (ii)  Except to the extent expressly permitted by
Section 7.02(a) of the Financing Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

                  (h) Intellectual Property.
                      ---------------------

                      (i) If applicable, each Grantor has duly executed and delivered the applicable Assignment for Security in the form attached hereto as Exhibit A. Each Grantor (either itself or through licensees) will, and will use commercially reasonable efforts to cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Registered Trademarks on each applicable trademark class of goods in order to so maintain the Registered Trademarks in full force, free from any claim of abandonment for non-use, and no Grantor will (nor knowingly permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default
                    --------  -------
has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement, (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement or (D) that is not material to the business of any Grantor or any line of business of any Grantor. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees, except, in each case, to the extent that such Grantor believes (in the exercise of its reasonable business judgment) that such actions would not be in the best interests of such Grantor. If any Intellectual Property (other than any Intellectual Property that is not material to the business of any Grantor or any line of business of any Grantor) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors shall (x) upon obtaining knowledge of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent the Grantors shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantors shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent, from time to time upon the Collateral Agent's request, but no more frequently than once per calendar quarter, statements and schedules further identifying and describing the Registered Intellectual Property and Material Licenses and such other reports in connection with the Registered Intellectual Property and Material Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, the Grantors shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property, the applications therefor owned or used by each Grantor and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property, applications therefor and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property (other than any Intellectual Property that is not material to the business of any Grantor or any line of business of any Grantor) to become invalid without the prior written consent of the Collateral Agent, and if any such Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

                      (ii) In the event any Grantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof, it shall give the Collateral Agent prompt written notice thereof, but in any event, within 5 days after such filing. Upon request of the Collateral Agent, each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until date on which all of the Obligations have been Paid in Full (except for indemnification obligations for which no claim has been asserted).

                      (i)   Deposit, Commodities and Securities Accounts.
                            --------------------------------------------
Prior to the date hereof, each Grantor shall cause each bank and other financial institution with an account described as a "Designated Account" in
Schedule IV hereto to execute and deliver to the Collateral Agent a control
-----------
agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent or the Administrative Agent, (iii) any right of set off, banker's Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the applicable Agent (unless otherwise agreed to by such Agent with such bank or financial institution), and (iv) such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent or the Administrative Agent shall specify, or in such other manner as the Collateral Agent or the Administrative Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor's salaried employees.

                  (j) Motor Vehicles.
                      --------------

                      (i) At the request of the Collateral Agent after reasonable prior written notice (but in any event not less than thirty (30) days' prior written notice), each Grantor shall (a) cause all Motor Vehicles, now owned or hereafter acquired by any Grantor, which under applicable law are required to be registered, to be properly registered in the name of such Grantor, (b) cause all Motor Vehicles, now owned or hereafter acquired by any Grantor, the ownership of which under applicable law (including without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Grantor, and (c) deliver to the Collateral Agent (or its custodian) originals of all such certificates of title or ownership for such Motor Vehicles, with the Collateral Agent's Lien noted thereon.

                      (ii) At the request of the Collateral Agent after reasonable prior written notice (but in any event not less than thirty (30) days' prior written notice), upon the acquisition after the date hereof by any Grantor of any Motor Vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment to be acquired that is subject to a purchase money security interest permitted by
Section 7.02(a) of the Financing Agreement), such Grantor shall immediately notify the Collateral Agent of such acquisition, set forth a description of the Motor Vehicle or other Equipment acquired and a good faith estimate of the current value of such Motor Vehicle or Equipment, and if so requested by the Collateral Agent, immediately deliver to the Collateral Agent (or its custodian) originals of the certificates of title or ownership for such Motor Vehicle or Equipment, together with the manufacturer's statement of origin, and an application duly executed by the appropriate Grantor to evidence the Collateral Agent's Lien thereon.

                      (iii) Subject to clauses (j)(i) and (ii) above, each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state or provincial agencies to enable Motor Vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state or provincial agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Motor Vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the date on which all of the Obligations have been Paid in Full after the termination of the Loan Documents.

                      (iv) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

                      (v) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release
--------
effective, only upon receipt by the Collateral Agent of a certificate from such Grantor, stating that the Motor Vehicle, the Lien on which is to be released, is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), the amount that such Grantor will receive as sale proceeds or insurance proceeds and whether or not such sale proceeds or insurance proceeds are required by Section 2.05 of the Financing Agreement to be paid to the Collateral Agent to be applied to the Obligations and, to the extent required by Section 2.05 of the Financing Agreement, any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder to be applied to the Obligations then outstanding, in accordance with the terms of the Financing Agreement.

                  (k) Control. Each Grantor hereby agrees to take any or all
                      -------
action that may be necessary or desirable or that the Collateral Agent may request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper,
(iii) Investment Property and (iv) Letter-of-Credit Rights.

                  (l) Inspection and Reporting. Each Grantor shall permit
                      ------------------------
the Agents or any agents or representatives thereof or such professionals or other Persons as the Agents and the Lenders may designate (i) to examine and make copies of and abstracts from such Grantor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (iv) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (v) to discuss such Grantor's affairs, finances and accounts with any of its directors, officers, managerial employees,

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

independent accountants or any of its other representatives, in each case as provided in the Financing Agreement.

                  (m) Partnership and Limited Liability Company Interest. No
                      --------------------------------------------------
Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

                  SECTION 6. Additional Provisions Concerning the Collateral.
                             -----------------------------------------------

                  (a) Each Grantor hereby (i) authorizes the Collateral Agent to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that indicate the Collateral as "all assets" or words of similar import) and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under this Agreement), including, without limitation,
(i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agents and the Lenders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Agents and the Lenders with respect to any Collateral. This power is coupled with an interest and is irrevocable until the date on which all of the Obligations have been Paid in Full.

                  (c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, during the continuance of an Event of Default, use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limit the right of a Grantor to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the date on which all of the Obligations have been Paid in Full, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to the Grantors all of the Collateral Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantor's sole expense. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

                  (d) If any Grantor fails to perform any agreement contained herein as and when required, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 8 hereof and shall be secured by the Collateral.

                  (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  (f) Anything herein to the contrary notwithstanding
(i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  SECTION 7. Remedies Upon Default. If any Event of Default
                             ---------------------
shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent's name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased (subject to the rights of the landlord of such leased premises) by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days' prior written notice to a Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agents and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent may be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Collateral Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent may, at any time and from time to time, upon ten (10) days' prior written notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

                  (b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Financing Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the date on which all of the Obligations have been Paid in Full (except for indemnification obligations for which no claim has been asserted) after the termination of the Loan Documents shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

                  (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agents and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

                  (d) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

                  (e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

                  SECTION 8. Indemnity and Expenses.
                             ----------------------

                  (a) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold each Indemnitee harmless from and against any and all damages, losses, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of each Agent's and each Lender's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement); provided, however, that the Grantors shall not have any
            --------  -------
obligation under this Section 8(a) (i) to any Indemnitee caused by such Person's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction or (ii) to any Lender or its Indemnitees arising directly from any action solely between or among the Lenders.

                  (b) Each Grantor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                  SECTION 9. Notices, Etc. All notices and other communications
                             ------------
provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to a Grantor, to it in care of the Administrative Borrower at its address specified in the Financing Agreement and if to the Collateral Agent, to it at its address specified in the Financing Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if mailed, when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, or (c) if delivered, upon delivery.

                  SECTION 10. Security Interest Absolute. All rights of the
                              --------------------------
Agents, the Lenders and the L/C Issuer, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

                  SECTION 11. Miscellaneous.
                              -------------

                  (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Agents, the Lenders or the L/C Issuer to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents, the Lenders and the L/C Issuer provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents, the Lenders and the L/C Issuer under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the date on which all of the Obligations have been Paid in Full (except for indemnification obligations for which no claim has been asserted) and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Agents, the Lenders and the L/C Issuer hereunder, to the benefit of the Agents, the Lenders and the L/C Issuer and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Agents, the Lenders and the L/C Issuer may assign or otherwise transfer their rights and obligations under this Agreement and any other Loan Document in accordance with the provisions of the Financing Agreement, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents, the Lenders and the L/C Issuer herein or otherwise. Upon any such permitted assignment or transfer, all references in this Agreement to any such Agent, any such Lender or the L/C Issuer shall mean the assignee of such Agent, such Lender or such L/C Issuer. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

                  (e) Upon the date on which all of the Obligations have been Paid in Full (except for indemnification obligations for which no claim has been asserted), (i) this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Collateral Agent will, upon the Grantors' request and at the Grantors' expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

                  (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
                                           ----- --- ----------
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                  (h) EACH OF THE GRANTORS (AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE COLLATERAL AGENT) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

                  (i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such

Grantor at its address provided herein, such service to become effective ten
(10) days after such mailing.

                  (j) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

                  (k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  (l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

                  (n) All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                           GRANTORS:
                                           --------

                                           SOLUTIA INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: Vice President and Treasurer
                                                  Solutia Inc.

                                           SOLUTIA BUSINESS ENTERPRISES, INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: President

                                           CPFILMS INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: Vice President

                                           MONCHEM, INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: President
                                                  Monchem, Inc.

                                           MONCHEM INTERNATIONAL, INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: President
                                                  Monchem International, Inc.

                                           SOLUTIA INVESTMENTS, LLC
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: President

                                           SOLUTIA SYSTEMS, INC.
                                           By:    /s/ Kevin Wilson
                                                  ----------------
                                           Name:  C. Kevin Wilson
                                           Title: President
                                                  Solutia Systems, Inc.